UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report - March 17, 2005

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota	55402-4099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (612) 376-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2005, Bemis Company, Inc. (the “Company”) completed the offering of $300 million aggregate principal amount of 4.875% Notes Due 2012 (the “Notes”) at a purchase price of 99.627% of par.  The Company entered into a Registration Rights Agreement with Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers, pursuant to which the Company agrees, subject to certain exceptions, to complete a registered exchange offer no later than 180 days after the issuance of the Notes. In the exchange offer, the Company will offer to exchange the Notes for equivalent notes (“New Notes”) that will be freely tradable and will be identical in all respects to the outstanding 4.875% Notes Due 2012.  The Company may also be required, under certain circumstances, to file a shelf registration statement to permit certain holders of the Notes who were not eligible to participate in the exchange offer to resell the notes.  If these requirements are not met, the annual interest rate on the Notes will increase by up to 0.50% until the holders are able to trade the Notes or receive new notes that are freely tradable.

From time to time, the Company issues commercial paper that is supported by a revolving credit facility, with respect to which certain of the initial purchasers act as lenders, co-lenders, syndication agent and/or arrangers.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT

On March 17, 2005, the Company issued $300 million in aggregate principal amount of 4.875% Notes Due 2012 that were issued pursuant to an Indenture dated June 15, 1995 with U.S. Bank National Association, as trustee, governing the terms of the Notes.  Under the Indenture, the holders may declare the Notes immediately due and payable if an event of default as provided in the Indenture occurs.  Events of default include failure to pay interest (including additional interest, if any) on the Notes for 30 days after the payment is due, failure to pay the principal of, or any premium on, the Notes when due, failure to perform any other covenant in the Indenture for 60 days after the Company has received written notice of the failure to perform in the manner specified in the Indenture, default under any other indenture or instrument under which the Company or any restricted subsidiary has outstanding at least $10 million total principal amount of indebtedness and the maturity of such indebtedness has been accelerated, unless the acceleration is rescinded within 10 days after the Company has received written notice of the default or certain events in bankruptcy, insolvency or reorganization.

SIGNATURES

                Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ James J. Seifert
James J. Seifert, Vice President,
General Counsel and Secretary

Date	March 17, 2005